                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
24 April 2003

                    PERKINELMER ANNOUNCES EARNINGS PER SHARE
                         IN LINE WITH PREVIOUS ESTIMATES

                  -     REVENUE GROWTH OF 4%

                  - GAAP EPS FROM CONTINUING OPERATIONS OF $.03 PER SHARE, UP FROM A LOSS OF ($.17) PER SHARE IN Q1 02

                  -     $24M OPERATING CASH FLOW; $55M IMPROVEMENT FROM Q1 02

                  -     LIFE AND ANALYTICAL SCIENCES INTEGRATION ON TRACK

BOSTON - PerkinElmer, Inc. (NYSE: PKI) today announced first quarter 2003 GAAP earnings per share from continuing operations of $.03 on revenue of $358.4 million, compared to a GAAP loss per share from continuing operations of ($.17) and revenue of $346.3 million in the first quarter of 2002. The first quarter 2003 results reflect intangibles amortization of $7.2 million, or approximately $.04 per share. These earnings are consistent with the company's January 2003 estimate for the quarter of $.02 to $.05 per share on a GAAP basis.

"We were pleased to deliver earnings per share and cash flow that are significantly improved from last year and within the range of our previous guidance," said Gregory L. Summe, chairman and CEO of the Company. "The integration of our Life and Analytical Sciences unit is progressing well and our plans are on track to meet or exceed our targeted cost reductions," added Summe.

Revenue from continuing operations in the first quarter of 2003 was $358.4 million, up 4% from the same period of 2002. The comparative increase was driven by 20% growth in Optoelectronics and 11% growth in Analytical Instruments, offset by revenue declines in Life Sciences and Fluid Sciences.


                                     -more-

The Company generated operating cash flow of $24.1 million in the first quarter of 2003, compared to a use of cash of ($31.1) million in the same period of 2002. During the 2003 quarter, the Company reduced working capital by $24.0 million, which includes an $11.0 million increase in an accounts receivable securitization program. During the first quarter of 2003, the Company paid down $15.0 million of debt, and cash and equivalents were $129.8 million at the end of the quarter.

Including the impact of discontinued operations, net earnings on a GAAP basis for the first quarter of 2003 were $.02 per share compared to a loss per share of ($1.18) for the same period of 2002. The net loss for the first quarter of 2002 included a ($.07) per share loss from discontinued operations and a ($.94) loss per share resulting from the effect of an accounting change.

For the first quarter of 2002, the Company's GAAP results from continuing operations were a loss of ($.17) per share on revenue of $346.3 million. The first quarter of 2002 results included $26.0 million of net charges comprised of restructuring charges, gain on sale, an inventory write-down and acquisition related charges, as well as intangibles amortization of $7.1 million. The aggregate effect of these items for the first quarter of 2002 was approximately $.19 per share.

Financial overview by reporting segment:

LIFE SCIENCES reported revenue of $103.9 million for the first quarter of 2003, down 11% compared to revenue of $116.8 million for the first quarter of 2002. Strong revenue growth in genetic screening during the quarter and overall segment growth in reagents, consumables and service were offset by lower instruments sales compared to the 2002 quarter. Instruments sales during the 2003 quarter continued to be impacted by pressure on capital spending within most end markets, particularly large pharmaceutical company markets. The segment's GAAP operating loss for the first quarter of 2003 was $.4 million versus a $1.0 million operating loss in the same period of 2002. The results for the first quarter of 2003 include intangibles amortization of $5.3 million. The operating loss for the first quarter of 2002 included $8.7 million of restructuring and acquisition-related charges, as well as intangibles amortization of $5.5 million.

ANALYTICAL INSTRUMENTS reported revenue of $128.3 million for the first quarter of 2003, representing an 11% increase compared to revenue of $115.5 million for the comparable quarter of 2002. The Company experienced good growth in each of its major end markets, with particular strength in environmental applications and pharmaceutical QA/QC. The segment's GAAP operating profit for the first quarter of 2003 was $12.0 million, compared to operating profit of $8.8 million for the same period of 2002. The results for the first quarter of 2003 include intangibles amortization of $1.1 million. The first quarter of 2002 results include $3.7 million of gains, net of restructuring, as well as intangibles amortization of $1.1 million.

OPTOELECTRONICS reported revenue of $83.3 million for the first quarter of 2003, an increase of 20% from revenue of $69.3 million for the first quarter of 2002. Strong double-digit growth in revenues of digital imaging and lighting products drove the increase during the quarter. The segment's GAAP operating profit was $8.7 million during the first quarter of 2003 versus an operating loss of $22.6 million for the comparable period of 2002. The operating profit for the first quarter of 2003 included intangibles amortization of $.3 million. The operating loss for the first quarter of 2002 included $21.0 million of aggregate charges from restructuring and an inventory write-down, and intangibles amortization of $.3 million.


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
FLUID SCIENCES reported revenue of $42.9 million for the first quarter of 2003, representing a decline of 4% compared to revenue of $44.6 million for the first quarter in 2002. Both the aerospace and semiconductor end markets were depressed during the quarter. The segment's GAAP operating profit for the first quarter of 2003 was $2.4 million versus $3.4 million in the first quarter of 2002. Included in the results for the first quarter of 2003 was intangibles amortization of $.4 million. The first quarter of 2002 results included intangibles amortization of $.2 million.

"We anticipate that global markets, particularly in capital spending, will remain challenging throughout the year. Consequently, we are staying focused on our strategy of reducing costs, accelerating new products, and driving cash flow," added Summe.

The Company will discuss its first quarter results in a conference call on Thursday, April 24, 2003 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the Investor Relations section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning at 1:00 p.m. ET, Thursday, April 24, 2003. The playback will be available at the Investor Relations section of our website, www.perkinelmer.com, or by telephone at (719) 457-0820, code number 442887.

FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including risks related to our debt levels, our ability to comply with the financial covenants contained in our credit agreements, a further downturn in our customers' markets, our failure to introduce new products in a timely manner, regulatory changes, risks related to our international operations, our inability to integrate acquired businesses into our existing business and to successfully combine our Life and Analytical Sciences businesses and competition, as well as other factors which we describe under the caption "Forward-Looking Information and Factors Affecting Future Performance" in our most recently filed annual report on Form 10-K. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


                                            -more-

PerkinElmer, Inc. is a global technology leader focused in the following businesses - Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers' needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

                                      # # #


For further information:

Investor Contact:                                    Media Contact:

Dan Sutherby                                         Jim Monahan
PerkinElmer, Inc.                                    PerkinElmer, Inc.
(781) 431-4306                                       (781) 431-4111

                             PERKINELMER, INC. AND SUBSIDIARIES
                                   GAAP INCOME STATEMENTS


                                                                       THREE MONTHS ENDED
                                                                   -------------------------
 (In thousands except per share data)                              31-Mar-02       30-Mar-03
 -----------------------------------                               ---------       ---------
 SALES                                                             $ 358,449       $ 346,293

 Cost of Sales                                                       219,280         220,563
 Research and Development Expenses                                    20,852          21,807
 Selling, General and Administrative Expenses                         92,434         107,720
 Restructuring Charges, net                                               --           9,224
 Gains on Dispositions, net                                             (580)         (5,216)
 Amortization of Intangible Assets                                     7,195           7,092
                                                                   ---------       ---------

 OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS                   19,268         (14,897)

 Other Expense, Net                                                   14,347          13,628
                                                                   ---------       ---------

 Income (Loss) From Continuing Operations Before Income Taxes          4,921         (28,525)

 Provision (Benefit) for Income Taxes                                  1,599          (7,866)
                                                                   ---------       ---------

 NET INCOME (LOSS) FROM CONTINUING OPERATIONS                          3,322         (20,659)

 Loss From Discontinued Operations, Net of Income Tax                   (960)         (8,901)
                                                                   ---------       ---------
 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                  2,362         (29,560)

 Effect of Accounting Change, Net of Income Tax                           --        (117,800)
                                                                   ---------       ---------

 NET INCOME (LOSS)                                                 $   2,362       $(147,360)
                                                                   =========       =========

 Diluted Earnings (Loss) Per Share:

 CONTINUING OPERATIONS                                             $    0.03       $   (0.17)

 Loss From Discontinued Operations, Net of Income Tax                  (0.01)          (0.07)
                                                                   ---------       ---------
 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                   0.02           (0.24)

 Effect of Accounting Change, Net of Income Tax                           --           (0.94)
                                                                   ---------       ---------

 NET INCOME (LOSS)                                                 $    0.02       $   (1.18)
                                                                   =========       =========

Weighted Average Diluted Shares of Common Stock Outstanding          126,375         124,864

                          PERKINELMER, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                                                         -------------------------------
                                                                         MARCH 30, 2003   MARCH 31, 2002
                                                                         --------------   --------------
                                                                                 (IN THOUSANDS)
Operating Activities:
  Net income (loss)                                                        $   2,362       $(147,360)
  Add net loss from discontinued operations, net                                 960           8,901
  Add effect of accounting change, net of income taxes                            --         117,800
                                                                           ---------       ---------
  Net income (loss) from continuing operations                                 3,322         (20,659)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) continuing operations:
    Stock-based compensation                                                     700           1,203
    Amortization of debt discount and issuance costs                           2,354           5,216
    Depreciation and amortization                                             18,801          19,192
    Gains on dispositions and sales of investments, net                         (580)         (5,109)
Changes in operating assets and liabilities:

       Accounts receivable                                                    37,342          17,527
       Inventories                                                             1,406          14,764
       Accounts payable                                                      (14,710)          1,187
       Restructuring                                                          (4,557)        (23,047)
       Accrued expenses and other                                            (21,173)        (44,401)
                                                                           ---------       ---------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                          22,905         (34,127)
Net Cash Provided by Discontinued Operations                                   1,164           3,039
                                                                           ---------       ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           24,069         (31,088)
                                                                           ---------       ---------

INVESTING ACTIVITIES:

  Cash withdrawn from escrow to repay debt                                    32,509              --
  Capital expenditures                                                        (3,461)        (16,525)
  Proceeds from dispositions of property, plant and equipment                     --          19,455
  Settlement of disposition of businesses, net                                  (575)         (2,397)
  Proceeds (costs) associated with acquisitions, net                           2,126         (17,480)
  Proceeds from sale of investments, net                                          --           1,709
                                                                           ---------       ---------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                          30,599         (15,238)
Net Cash Used in Discontinued Operations                                          --          (3,570)
                                                                           ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                           30,599         (18,808)
                                                                           ---------       ---------

FINANCING ACTIVITIES:

  Payment of debt issuance costs                                              (1,356)             --
  Prepayment of zero coupon convertible notes                                (32,509)             --
  Payment of term loan debt                                                  (15,000)             --
  Prepayment of short-term debt                                                   --        (123,683)
  Increase in commercial paper borrowings                                         --         219,000
  Increase (decrease) in other credit facilities                                 211          (4,996)
  Proceeds from issuance of common stock                                          --           6,674
  Purchases of common stock                                                       --          (5,804)
  Cash dividends                                                              (8,833)         (8,793)
                                                                           ---------       ---------
NET CASH (USED IN) PROVIDED BY CONTINUING OPERATIONS                         (57,487)         82,398
Net Cash Provided by (Used in) Discontinued Operations                            --              --
                                                                           ---------       ---------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                          (57,487)         82,398
                                                                           ---------       ---------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                   1,981            (311)

Net (Decrease) Increase in Cash and Cash Equivalents                            (838)         32,191
Cash and Cash Equivalents at Beginning of Period                             130,615         138,250
                                                                           ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $ 129,777       $ 170,441
                                                                           =========       =========

                          PERKINELMER, INC. AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEETS



                                                         MARCH 30, 2003          DECEMBER 29, 2002
                                                         --------------          -----------------
                                                                    (In thousands)
Current assets:
Cash and cash equivalents                                 $   129,777               $   130,615
Restricted cash                                               154,463                   186,483
Accounts receivable                                           272,070                   304,647
Inventories                                                   205,543                   205,455
Other current assets                                          154,432                   152,137
Current assets of discontinued operations                      12,030                    12,006
                                                          -----------               -----------
Total Current Assets                                          928,315                   991,343

Property, plant and equipment:
At cost                                                       606,406                   598,048
Accumulated depreciation                                     (308,100)                 (294,026)
                                                          -----------               -----------
Net property, plant and equipment                             298,306                   304,022
Investments                                                    12,999                    14,298
Intangible assets                                           1,435,466                 1,439,774
Other assets                                                   74,125                    83,835
Long-term assets of discontinued operations                     3,523                     2,967
                                                          -----------               -----------
Total assets                                              $ 2,752,734               $ 2,836,239
                                                          ===========               ===========

Current liabilities:
Short-term debt                                           $   161,066               $   191,491
Accounts payable                                              132,683                   146,290
Accrued restructuring costs                                    36,057                    40,748
Accrued expenses                                              296,522                   316,427
Current liabilities of discontinued operations                  1,165                     2,718
                                                          -----------               -----------
Total current liabilities                                     627,493                   697,674

Long-term debt                                                599,272                   614,053
Long-term liabilities                                         265,342                   270,031
Long-term liabilities of discontinued operations                2,068                     2,137
                                                          -----------               -----------
Total liabilities                                           1,494,175                 1,583,895

Commitment and contingencies

Total stockholders' equity                                  1,258,559                 1,252,344
                                                          -----------               -----------
Total liabilities and stockholders' equity                $ 2,752,734               $ 2,836,239
                                                          ===========               ===========